Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this  Registration  Statement  on Form S-8 of Abington Bancorp, Inc. of our reports dated March 10, 2008, relating to the consolidated financial statements and the effectiveness of Abington Bancorp, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/Beard Miller Company LLP

Beard Miller Company LLP
Harrisburg, Pennsylvania
July 28, 2008